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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated January 12, 2007 relating to the financial statements of Highpoint Acquisition Corp.(formerly known as Harbor Business Acquisition Corp), and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.

Roseland, New Jersey
Feburary 1, 2007